Exhibit 99.3

PR INQUIRIES: Smith Micro Software Kelly Sulkosky +1 (412) 837-5300 PR@smithmicro.com	IR INQUIRIES: Smith Micro Software Charles Messman +1 (949) 362-5800 IR@smithmicro.com

Smith Micro Announces Tim Huffmyer to Succeed Bill Smith as President and CEO

PITTSBURGH, PA, March 4, 2026 – Smith Micro Software, Inc. (Nasdaq: SMSI) today announced that it has named current Chief Operating Officer and Chief Financial Officer Tim Huffmyer to serve as Smith Micro’s next President and Chief Executive Officer. Huffmyer will assume the role from Bill Smith, who has been appointed to the role of Executive Chairman. The changes will take effect on March 31, 2026 and follow leadership succession planning led by Smith and the Company’s Board of Directors.

“This planned leadership transition reflects the Board’s ongoing succession planning and commitment to continuity in leadership and disciplined execution,” said Smith. “With Tim’s demonstrated strategic, financial and operational performance, and deep understanding of our business, customer base, and employees, the Board is confident in his ability to lead the Company into its next phase of growth.”

During his tenure as Chief Operating Officer and Chief Financial Officer, Huffmyer has overseen core operational and financial responsibilities, including key strategic initiatives and ongoing transformation efforts. He rejoined the Company in his current dual role in June 2025 after having previously served as the Company’s CFO.

“I am honored by the Board’s confidence and grateful for the opportunity to build on the strong foundation we have established,” said Huffmyer. “And on behalf of the entire Smith Micro team, I extend sincere thanks to Bill for his unwavering dedication and remarkable tenure at the Company’s helm.”

“Leading Smith Micro for the last 44 years has been a privilege, and I look forward to supporting this next chapter as Executive Chairman,” said Smith. “Tim is a proven leader with the experience and judgment to guide the Company forward.”

The Company expects a smooth transition and continued momentum as it continues to build on its strong customer relationships and innovative technology to deliver value to its stockholders, employees and customers.

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers around the world. From enabling Digital Family Lifestyle™ to providing powerful voice messaging capabilities, Smith Micro’s solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are our customer concentration, given that the majority of our sales currently depend on a few large customer relationships; our ability to establish and maintain strategic relationships with our customers and mobile device manufacturers, their ability to attract customers, and their willingness to promote our products; our ability and/or customers’ ability to distribute our mobile software applications to their end users through third party mobile software application stores, which we do not control; our dependency upon effective operation with operating systems, devices, networks and standards that we do not control and on our continued relationships with mobile operating system providers, device manufacturers and mobile software application stores; our ability to hire and retain key personnel; the possibility of security and privacy breaches in our systems and in the third-party software and/or systems that we use, damaging client relations and inhibiting our ability to grow; interruptions or delays in the services we provide from our data center and cloud hosting facilities; the existence of undetected software defects in our products and our failure to resolve detected defects in a timely manner; our ability to remain a going concern; our ability to raise additional capital and the risk of such capital not being available to us at commercially reasonable terms or at all; our ability to be profitable; current and potential future negative impacts from cost reduction efforts we have taken and may in the future undertake; changes in our operating income due to shifts in our sales mix and variability in our operating expenses; adverse impact to our results of operations if we fail to realize the full value of our intangible assets; our current client concentration within the vertical wireless carrier market, and the potential impact to our business resulting from changes within this vertical market, or failure to penetrate new markets; rapid technological evolution and resulting changes in demand for our products from our key customers and their end users; intense competition in our industry and the core vertical markets in which we operate, and our ability to successfully compete; the risks inherent with international operations; the impact of evolving information security and data privacy laws on our business and industry; the impact of governmental regulations on our business and industry; our ability to protect our intellectual property and our ability to operate our business without infringing on the rights of others; the risk of being delisted from Nasdaq if we continue to fail to meet any of its applicable listing requirements. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.